News Release


             RELEASE:Immediate                      CONTACT:  Ronda J Williams
                                                              312-706-3232

                             OIL-DRI ANNOUNCES PRICE INCREASES


             CHICAGO - March 28, 2003 - Effective immediately, Oil-Dri Corporation of America (NYSE: ODC) is implementing price increases and continuing fuel surcharges to offset the dramatic increase in the cost of natural gas, oil and diesel fuel. Oil-Dri's delivered cost of goods is very sensitive to the price of fuel, which is used to process the minerals and deliver them to customers.

             Oil-Dri is seeking price increases in all areas of its business Consumer, Agriculture, Sports Turf, Fluids Purification, Animal Health & Nutrition, and Industrial. Dan Jaffee, President and CEO, commented, "We are confident that our loyal customer base will understand the necessity for the increases. We have done a great job managing the costs that we control and have always kept our prices competitive in the marketplace. Our pricing, however, was never intended to be able to withstand a rise in external inputs like we have recently encountered. In our experience, our customers do not want us to maintain margins that would allow us to absorb these increases without adjusting our prices."

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             OIL-DRI CORPORATION OF AMERICA IS THE WORLD'S LARGEST
             MANUFACTURER OF CAT LITTER AND A LEADING SUPPLIER OF SPECIALTY SORBENT PRODUCTS FOR INDUSTRIAL, AUTOMOTIVE, AGRICULTURAL, HORTICULTURAL AND SPECIALTY MARKETS.

             THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S EXPECTED PERFORMANCE FOR FUTURE PERIODS, AND ACTUAL RESULTS FOR SUCH PERIODS MIGHT MATERIALLY DIFFER.
             SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES WHICH INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE FACTORS IN THE CONSUMER MARKET; THE LEVEL OF SUCCESS IN IMPLEMENTATION OF PRICE INCREASES AND SURCHARGES; CHANGES IN OVERALL AGRICULTURAL DEMAND; CHANGES IN THE MARKET CONDITIONS, THE OVERALL ECONOMY, ENERGY PRICES, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S ANNUAL REPORT AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.